EXHIBIT 3.83
Delaware

The First State
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “SOUTHWESTERN MEDICAL CENTER, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF OCTOBER, A.D. 1998, AT 9 O’CLOCK A.M.

/s/ Edward J. Freel, Secretary of State Edward J. Freel, Secretary of State

2955708 8100	AUTHENTICATION: 9356189
981398088	Date: 10-15-98

CERTIFICATE OF FORMATION
OF
SOUTHWESTERN MEDICAL CENTER, LLC
Under Section 18.201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Southwestern Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 13, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/15/1998 981398088 — 2955708